Exhibit 99.1


                Equity Residential Reports 2005 Results; Exceeds
                    Guidance Due to Strong Condominium Sales


     CHICAGO--(BUSINESS WIRE)--Jan. 31, 2006--Equity Residential (NYSE:EQR), the largest publicly traded apartment company in America, today reported results for the quarter and year ended December 31, 2005. All per share results are reported on a fully diluted basis.
     "As we expected, the continuing improvement in the economy, growth in jobs and diminished supply in our core markets facilitated a strong finish to 2005 and will continue to benefit Equity Residential in 2006," said David J. Neithercut, Equity Residential's President and CEO.

     Fourth Quarter 2005

     For the quarter ended December 31, 2005, the company reported earnings of $0.74 per share compared to $0.48 per share in the fourth quarter of 2004. The quarterly increase is primarily attributable to higher gains from sales of land parcels, properties and condominiums.
     Funds from Operations (FFO) for the quarter ended December 31, 2005 were $0.66 per share compared to $0.56 per share in the same period of 2004. The positive variance was primarily the result of higher gains on sales of land parcels and condominiums in the quarter. The company's fourth quarter FFO exceeded the high end of the guidance provided by the company on November 1, 2005 by $0.06 per share. This excess is comprised of $0.01 per share from continued improvement in the company's same-store performance, $0.02 per share related to the company's Watermarke condominium joint venture property in California and $0.03 per share from the sale of condominium units at two of the company's Florida properties.
     Total revenues from continuing operations for the quarter were $518.9 million compared to $451.9 million in the fourth quarter of 2004. The primary components of this $67.0 million increase in revenues include the properties purchased after January 1, 2005 as well as a $25.1 million increase in same-store revenues.

     Year Ended December 31, 2005

     For the year ended December 31, 2005, the company reported earnings of $2.79 per share compared to $1.48 per share in the same period of 2004. The annual increase is primarily attributable to higher gains on property and condominium sales and the previously announced gain due to eBay Inc.'s acquisition of the company's ownership interest in Rent.com.
     FFO for the year ended December 31, 2005 was $2.52 per share compared to $2.14 per share in the same period of 2004.
     Total revenues from continuing operations for the year ended December 31, 2005 were $1.95 billion compared to $1.75 billion in the same period of 2004.

     Same-Store Results

     On a same-store fourth quarter to fourth quarter comparison, which includes 163,196 apartment units, revenues increased 5.9 percent, expenses increased 5.2 percent and NOI increased 6.4 percent. On a sequential same-store comparison for these same 163,196 apartment units from third quarter 2005 to fourth quarter 2005, revenues increased 1.3 percent, expenses decreased 4.0 percent and NOI increased 5.2 percent.
     On a same-store year to year comparison, which includes 154,854 apartment units, revenues increased 3.9 percent, expenses increased 5.6 percent and NOI increased 2.8 percent.

     Acquisitions/Dispositions

     "2005 was a tremendous year of progress towards our goal of adding high-quality, well-located assets to our portfolio, with acquisitions of over $2.5 billion," said Mr. Neithercut. "We also sold more than $1.9 billion of properties that were older or in slower growth markets, receiving good pricing and furthering our goal of reducing the number of markets in which we operate. In 2006 we will continue to work towards these goals with $1.5 billion in anticipated acquisitions and $1.5 billion in planned dispositions."
     During the fourth quarter of 2005, the company acquired 15 properties, consisting of 4,891 apartment units, for an aggregate purchase price of $1.4 billion at an average capitalization (cap) rate of 4.7 percent and four land parcels for $91.6 million.
     Also during the quarter, the company sold 11 properties, consisting of 2,636 apartment units, for an aggregate sale price of $274.6 million at an average cap rate of 5.2 percent and three land parcels for $72.0 million. In addition, the company sold 652 condominium units for $165.2 million.
     In the year ended December 31, 2005, the company acquired 41 properties, consisting of 12,059 apartment units, for an aggregate purchase price of $2.5 billion at an average cap rate of 5.1 percent and seven land parcels for $138.3 million. In addition, the company sold 50 properties, consisting of 12,848 apartment units, for an aggregate sale price of $1.4 billion at an average cap rate of 5.0 percent. In addition, the company sold 2,241 condominium units for $593.3 million and five land parcels for $108.3 million.

     First Quarter 2006 Results

     Equity Residential expects to announce first quarter 2006 results on Tuesday, May 2, 2006 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, May 3, 2006.

     Equity Residential, an S&P 500 company, is the largest publicly traded apartment company in America. Nationwide, Equity Residential owns or has investments in 926 properties in 31 states and the District of Columbia consisting of 197,404 apartment units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

     Forward-Looking Statements

     In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential's management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general economic conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements because of subsequent events.

     A live web cast of the company's conference call discussing these results and outlook for 2006 will take place Wednesday, February 1, 2006 at 10:00 a.m. Central. Please visit the Investor Information section of the company's web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.


                          EQUITY RESIDENTIAL
                CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands except per share data)

                             Year Ended             Quarter Ended
                            December 31,             December 31,
                       ----------------------- -----------------------
                           2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
REVENUES
 Rental income         $1,943,789  $1,742,028    $516,227    $449,416
 Fee and asset
  management               11,148      11,796       2,692       2,528
                       ----------- ----------- ----------- -----------

   Total revenues       1,954,937   1,753,824     518,919     451,944
                       ----------- ----------- ----------- -----------

EXPENSES
 Property and
  maintenance             544,495     477,605     140,314     122,020
 Real estate taxes
  and insurance           224,400     205,173      64,920      48,843
 Property management       84,307      77,093      22,723      20,589
 Fee and asset
  management                9,852       8,814       2,520       2,347
 Depreciation             508,140     445,374     136,752     117,324
 General and
  administrative           71,799      49,299      25,385      14,188
                       ----------- ----------- ----------- -----------

   Total expenses       1,442,993   1,263,358     392,614     325,311
                       ----------- ----------- ----------- -----------

Operating income          511,944     490,466     126,305     126,633

 Interest and other
  income                   68,517       8,957       3,553       2,117
 Interest:
   Expense incurred,
    net                  (384,021)   (328,289)   (103,013)    (86,110)
   Amortization of
    deferred
    financing costs        (6,570)     (6,057)     (1,696)     (1,485)
                       ----------- ----------- ----------- -----------

Income before allocation
 to Minority Interests,
 income (loss) from
 investments in
 unconsolidated entities,
 net gain on sales of
 unconsolidated entities
 and land parcels and
 discontinued operations  189,870     165,077      25,149      41,155
Allocation to Minority
 Interests:
   Operating
    Partnership           (58,514)    (31,228)    (15,454)    (10,005)
   Preference
    Interests              (7,591)    (19,420)     (1,160)     (4,262)
   Junior Preference
    Units                     (15)        (70)         (4)         (3)
   Partially Owned
    Properties                801       1,787         129         680
   Premium on
    redemption of
    Preference
    Interests              (4,134)     (1,117)          -           -
Income (loss) from
 investments in
 unconsolidated
 entities                     470      (7,325)        920         143
Net gain on sales of
 unconsolidated
 entities                   1,330       4,593       1,206         186
Net gain on sales of
 land parcels              30,245       5,482      19,879           -
                       ----------- ----------- ----------- -----------
Income from continuing
 operations               152,462     117,779      30,665      27,894
Net gain on sales of
 discontinued
 operations               697,655     318,443     194,602     116,272
Discontinued
 operations, net           11,676      36,107         619       6,467
                       ----------- ----------- ----------- -----------
Net income                861,793     472,329     225,886     150,633
Preferred distributions   (49,642)    (53,746)    (10,638)    (13,075)
Premium on redemption
 of Preferred Shares       (4,359)          -         (43)          -
                       ----------- ----------- ----------- -----------
Net income available to
 Common Shares           $807,792    $418,583    $215,205    $137,558
                       =========== =========== =========== ===========

Earnings per share -
 basic:
Income from continuing
 operations available
 to Common Shares           $0.51       $0.32       $0.12       $0.08
                       =========== =========== =========== ===========
Net income available to
 Common Shares              $2.83       $1.50       $0.75       $0.49
                       =========== =========== =========== ===========
Weighted average Common
 Shares outstanding       285,760     279,744     287,033     282,329
                       =========== =========== =========== ===========

Earnings per share -
 diluted:
Income from continuing
 operations available
 to Common Shares           $0.51       $0.31       $0.11       $0.08
                       =========== =========== =========== ===========
Net income available to
 Common Shares              $2.79       $1.48       $0.74       $0.48
                       =========== =========== =========== ===========
Weighted average Common
 Shares outstanding       310,785     303,871     312,408     306,841
                       =========== =========== =========== ===========

Distributions declared
 per Common Share
 outstanding                $1.74       $1.73     $0.4425     $0.4325
                       =========== =========== =========== ===========



                          EQUITY RESIDENTIAL
           CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
             (Amounts in thousands except per share data)

                             Year Ended             Quarter Ended
                            December 31,             December 31,
                       ----------------------- -----------------------
                           2005        2004        2005        2004
                       ----------- ----------- ----------- -----------

 Net income              $861,793    $472,329    $225,886    $150,633
 Allocation to Minority
  Interests - Operating
  Partnership              58,514      31,228      15,454      10,005
 Adjustments:
   Depreciation           508,140     445,374     136,752     117,324
   Depreciation - Non-
    real estate additions  (5,752)     (5,574)     (1,824)     (1,549)
   Depreciation -
    Partially Owned and
    Unconsolidated
    Properties              2,487       1,903         351        (926)
   Net (gain) on sales of
    unconsolidated
    entities               (1,330)     (4,593)     (1,206)       (186)
   Discontinued
    operations:
      Depreciation         20,818      51,209       1,055      11,377
      Net (gain) on
       sales of
       discontinued
       operations        (697,655)   (318,443)   (194,602)   (116,272)
      Net incremental
       gain on sales of
       condominium
       units               91,611      32,054      34,944      16,385
                       ----------- ----------- ----------- -----------

FFO (1)(2)                838,626     705,487     216,810     186,791
Preferred
 distributions            (49,642)    (53,746)    (10,638)    (13,075)
Premium on redemption
 of Preferred Shares       (4,359)          -         (43)          -
                       ----------- ----------- ----------- -----------

FFO available to
 Common Shares and OP
 Units - basic           $784,625    $651,741    $206,129    $173,716
                       =========== =========== =========== ===========

FFO available to
 Common Shares and OP
 Units - diluted         $785,818    $655,177    $206,387    $174,291
                       =========== =========== =========== ===========

FFO per share and OP
 Unit - basic               $2.56       $2.17       $0.67       $0.57
                       =========== =========== =========== ===========

FFO per share and OP
 Unit - diluted             $2.52       $2.14       $0.66       $0.56
                       =========== =========== =========== ===========

Weighted average
 Common Shares and
 OP Units outstanding -
 basic                    306,579     300,683     307,792     302,931
                       =========== =========== =========== ===========

Weighted average
 Common Shares and
 OP Units outstanding -
 diluted                  311,553     306,075     313,071     308,317
                       =========== =========== =========== ===========

(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.

(2) The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company, because it is a recognized measure of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.
    The Company's calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.



                          EQUITY RESIDENTIAL
                     CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands except for share amounts)

                                           December 31,  December 31,
                                               2005          2004
                                           ------------- -------------
ASSETS
Investment in real estate
  Land                                       $2,848,601    $2,183,818
  Depreciable property                       13,336,636    12,350,900
  Construction in progress (including
   land)                                        405,133       317,903
                                           ------------- -------------
Investment in real estate                    16,590,370    14,852,621
  Accumulated depreciation                   (2,888,140)   (2,599,827)
                                           ------------- -------------
Investment in real estate, net               13,702,230    12,252,794

Cash and cash equivalents                        88,828        83,505
Investments in unconsolidated entities            6,838        11,461
Rents receivable                                    789         1,681
Deposits - restricted                            77,093        82,194
Escrow deposits - mortgage                       35,225        35,800
Deferred financing costs, net                    40,636        34,986
Goodwill, net                                    30,000        30,000
Other assets                                    117,306       112,854
                                           ------------- -------------
       Total assets                         $14,098,945   $12,645,275
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable                     $3,379,289    $3,166,739
  Notes, net                                  3,442,784     3,143,067
  Lines of credit                               769,000       150,000
  Accounts payable and accrued expenses         108,855        87,422
  Accrued interest payable                       78,441        70,411
  Rents received in advance and other
   liabilities                                  302,418       227,588
  Security deposits                              54,823        49,501
  Distributions payable                         145,812       142,437
                                           ------------- -------------
       Total liabilities                      8,281,422     7,037,165
                                           ------------- -------------

Commitments and contingencies
Minority Interests:
  Operating Partnership                         345,034       319,841
  Preference Interests                           60,000       206,000
  Junior Preference Units                           184           184
  Partially Owned Properties                     16,965         9,557
                                           ------------- -------------
       Total Minority Interests                 422,183       535,582
                                           ------------- -------------

Shareholders' equity:
  Preferred Shares of beneficial
   interest, $0.01 par value;
   100,000,000 shares authorized;
   3,323,830 shares issued and
   outstanding as of December 31,
   2005 and 4,108,658 shares issued
   and outstanding as of December
   31, 2004                                     504,096       636,216
  Common Shares of beneficial interest,
   $0.01 par value; 1,000,000,000 shares
   authorized; 289,536,344 shares issued
   and outstanding as of December 31,
   2005 and 285,076,915 shares issued
   and outstanding as of December 31, 2004        2,895         2,851
  Paid in capital                             5,253,188     5,112,311
  Deferred compensation                              -           (18)
  Distributions in excess of accumulated
   earnings                                    (350,367)     (657,462)
  Accumulated other comprehensive loss          (14,472)      (21,370)
                                           ------------- -------------
       Total shareholders' equity             5,395,340     5,072,528
                                           ------------- -------------
       Total liabilities and shareholders'
        equity                              $14,098,945   $12,645,275
                                           ============= =============



                        Year 2005 vs. Year 2004
                   Year over Year Same-Store Results

               $ in Millions - 154,854 Same-Store Units

           Description    Revenues   Expenses (1)   NOI (2)
           ------------ ------------ ------------ ------------
               2005        $1,636.7       $678.2       $958.5
               2004        $1,574.8       $642.0       $932.8
                        ------------ ------------ ------------
              Change          $61.9        $36.2        $25.7
                        ============ ============ ============
              Change            3.9%         5.6%         2.8%



              Fourth Quarter 2005 vs. Fourth Quarter 2004
                Quarter over Quarter Same-Store Results

               $ in Millions - 163,196 Same-Store Units

           Description    Revenues   Expenses (1)   NOI (2)
           ------------ ------------ ------------ ------------
             Q4 2005         $448.4       $180.2       $268.2
             Q4 2004         $423.3       $171.3       $252.0
                        ------------ ------------ ------------
              Change          $25.1         $8.9        $16.2
                        ============ ============ ============
              Change            5.9%         5.2%         6.4%



              Fourth Quarter 2005 vs. Third Quarter 2005
          Sequential Quarter over Quarter Same-Store Results

              $ in Millions - 163,196 Same-Store Units(a)

           Description    Revenues   Expenses (1)   NOI (2)
           ------------ ------------ -------------------------
             Q4 2005         $448.4       $180.2       $268.2
             Q3 2005         $442.6       $187.7       $254.9
                        ------------ ------------ ------------
              Change           $5.8        $(7.5)       $13.3
                        ============ ============ ============
              Change            1.3%       (4.0%)         5.2%

  (a) Includes the same units as the Fourth Quarter 2005 vs. Fourth Quarter 2004 Same Store results for comparability purposes.



                    Same-Store Occupancy Statistics

  Year 2005   94.1%      Q4 2005   94.0%      Q4 2005   94.0%
  Year 2004   93.5%      Q4 2004   93.4%      Q3 2005   94.8%
           -----------          -----------          -----------
  Change       0.6%      Change     0.6%      Change    (0.8%)


(1) December YTD 2005 and Fourth Quarter 2005 expenses exclude the uninsured property damage caused by Hurricane Wilma. December YTD 2004 and Fourth Quarter 2004 expenses exclude the uninsured property damage caused by Hurricanes Frances, Charley, Ivan and Jeanne.

(2) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.



                     Same Store NOI Reconciliation
                             2005 vs. 2004

The following table provides a reconciliation of operating income per the consolidated statements of operations to NOI for the 2005 Same Store Properties:

                                             Year Ended December 31,
                                           ---------------------------
                                               2005          2004
                                           ------------- -------------
                                              (Amounts in millions)

 Operating income                                $511.9        $490.5
 Adjustments:
      Insurance (1)                                11.1          15.2
      Non-same store operating results           (143.2)        (64.6)
      Fee and asset management revenue            (11.1)        (11.8)
      Fee and asset management expense              9.9           8.8
      Depreciation                                508.1         445.4
      General and administrative                   71.8          49.3
                                           ------------- -------------

 Same store NOI                                  $958.5        $932.8
                                           ============= =============



                     Same Store NOI Reconciliation
              Fourth Quarter 2005 vs. Fourth Quarter 2004

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Fourth
Quarter 2005 Same Store Properties:

                                            Quarter Ended December 31,
                                           ---------------------------
                                               2005          2004
                                           ------------- -------------
                                              (Amounts in millions)

 Operating income                                $126.3        $126.6
 Adjustments:
      Insurance (1)                                11.1           1.1
      Non-same store operating results            (31.2)         (7.0)
      Fee and asset management revenue             (2.7)         (2.5)
      Fee and asset management expense              2.5           2.3
      Depreciation                                136.8         117.3
      General and administrative                   25.4          14.2
                                           ------------- -------------

 Same store NOI                                  $268.2        $252.0
                                           ============= =============

(1) Hurricane property damage net of reimbursement from insurance company



                             2005 vs. 2004
                     Same-Store Results by Market

                                    ----------------------------------
                                          Increase (Decrease) from
                                                Prior Year
   -------------------------------------------------------------------
                                2005
                      2005  Weighted
                      % of   Average
                    Actual Occupancy
    Markets   Units   NOI      %     Revenues Expenses  NOI  Occupancy
   -------------------------------------------------------------------
 1 South
    Florida   9,042   6.7%    95.6%     8.4%    6.6%    9.7%     1.2%
 2 Boston     5,397   6.5%    94.0%    (0.6%)   6.7%   (4.7%)   (0.6%)
 3 San Francisco
    Bay Area  5,990   6.2%    95.6%     3.2%    5.9%    1.7%     0.6%
 4 Los
    Angeles   4,781   5.7%    95.4%     5.1%    7.5%    3.9%     0.5%
 5 Phoenix    8,740   4.9%    94.4%     8.7%    4.1%   12.1%     3.0%
 6 Atlanta    9,082   4.3%    94.3%     1.4%    3.4%   (0.2%)    0.5%
 7 DC Suburban
    Virginia  3,826   4.1%    94.4%     7.0%    3.1%    8.9%     0.0%
 8 San Diego  3,486   4.1%    95.5%     4.7%    7.7%    3.3%     0.3%
 9 New England
   (excl
    Boston)   6,101   4.0%    93.2%     0.5%    8.0%   (4.9%)   (1.3%)
10 Seattle/
    Tacoma    6,092   3.7%    94.9%     5.0%    5.6%    4.5%     1.0%
11 Dallas/
    Ft Worth  8,152   3.7%    94.6%     1.7%    6.1%   (2.7%)    0.8%
12 Denver     6,360   3.6%    94.5%     1.6%    3.9%    0.2%     1.7%
13 DC Suburban
    Maryland  4,739   3.4%    93.1%     3.3%    7.1%    1.1%    (0.6%)
14 Inland Empire,
    CA        3,504   3.4%    94.0%     6.1%   10.0%    4.2%    (0.9%)
15 Orange Co  3,013   3.4%    95.4%     5.4%    8.5%    3.8%     0.4%
16 Orlando    5,382   3.3%    95.6%    10.0%    5.7%   13.0%     0.9%
17 New York Metro
    Area      2,430   3.2%    95.6%     6.0%    6.2%    5.8%     0.9%
18 Houston    5,282   2.4%    93.2%    (0.2%)    4.7%  (5.0%)    2.2%
19 Minn/
    St Paul   3,826   2.3%    92.4%     2.1%    1.1%    2.9%     2.3%
20 Portland   3,849   2.1%    94.3%     5.3%    4.1%    6.2%     0.3%
            ----------------------------------------------------------
   Top 20
    Markets 109,074  81.0%    94.5%     4.1%    5.8%    3.0%     0.8%

   All Other
    Markets  45,780  19.0%    93.1%     3.3%    5.1%    1.7%     0.4%
            ----------------------------------------------------------
      Total 154,854 100.0%    94.1%     3.9%    5.6%    2.8%     0.6%
            ==========================================================



              Fourth Quarter 2005 vs. Fourth Quarter 2004
                     Same-Store Results by Market

                                    ----------------------------------
                                       Increase (Decrease) from
                                             Prior Quarter
   -------------------------------------------------------------------
                             4Q 2005
                   4Q 2005  Weighted
                      % of   Average
                    Actual Occupancy
    Markets   Units    NOI     %     Revenues Expenses  NOI  Occupancy
   -------------------------------------------------------------------
 1 South
    Florida   9,582   7.0%    96.1%    10.6%    5.3%   14.3%     1.2%
 2 Boston     5,618   6.3%    94.7%     4.6%    6.9%    3.3%     1.6%
 3 Los
    Angeles   5,630   6.3%    95.2%     6.3%    6.0%    6.5%     0.2%
 4 San Francisco
    Bay Area  5,990   5.7%    95.1%     4.9%    5.8%    4.3%    (0.1%)
 5 DC Suburban
    Virginia  5,182   5.2%    93.7%     8.2%    5.4%    9.6%     0.4%
 6 Atlanta   10,772   4.9%    94.3%     3.7%    5.5%    2.3%     0.5%
 7 Phoenix    8,740   4.7%    94.8%    11.5%    0.3%   19.6%     2.3%
 8 Seattle/
    Tacoma    7,153   4.4%    93.6%     6.5%    4.6%    7.8%    (0.8%)
 9 Orlando    6,314   3.9%    94.7%     9.4%    5.3%   11.9%    (1.3%)
10 New York Metro
    Area      2,871   3.7%    95.7%     7.9%    8.8%    7.3%     1.1%
11 San Diego  3,486   3.7%    96.4%     5.8%    6.0%    5.7%     1.0%
12 New England
   (excl
    Boston)   6,101   3.6%    91.8%     1.3%    6.4%   (2.4%)   (1.4%)
13 Denver     6,804   3.5%    94.0%     4.6%    3.9%    5.0%     1.8%
14 Dallas/
    Ft Worth  8,152   3.3%    93.9%     2.4%    5.6%   (0.8%)   (0.8%)
15 Inland Empire,
    CA        3,504   3.2%    93.1%     7.2%    5.4%    8.2%    (0.7%)
16 Orange Co  3,013   3.2%    95.8%     7.3%    4.5%    8.7%     0.7%
17 DC Suburban
    Maryland  4,739   3.0%    91.5%     2.9%   10.0%   (1.0%)   (2.0%)
18 Houston    5,282   2.3%    95.4%     5.5%    4.0%    7.2%     4.4%
19 Minn/
    St Paul   3,826   2.3%    93.5%     8.3%  (0.5%)   15.6%     5.3%
20 Tampa/
    Ft Myers  3,976   1.9%    94.4%    11.1%    8.7%   12.9%     0.4%
            ----------------------------------------------------------
   Top 20
    Markets 116,735  82.1%    94.4%     6.4%    5.4%    7.0%     0.6%

   All Other
    Markets  46,461  17.9%    93.0%     4.2%    4.7%    3.7%     0.6%
            ----------------------------------------------------------
      Total 163,196 100.0%    94.0%     5.9%    5.2%    6.4%     0.6%
            ==========================================================



             Fourth Quarter 2005 vs. Third Quarter 2005(a)
                Sequential Same-Store Results by Market

                                    ----------------------------------
                                         Increase (Decrease) from
                                              Prior Quarter
   -------------------------------------------------------------------
                             4Q 2005
                   4Q 2005  Weighted
                      % of   Average
                    Actual Occupancy
   Markets    Units    NOI     %     Revenues Expenses  NOI  Occupancy
   -------------------------------------------------------------------
 1 South
    Florida   9,582   7.0%    96.1%     3.5%   (4.6%)   9.5%     1.2%
 2 Boston     5,618   6.3%    94.7%     3.8%    4.3%    3.4%    (0.2%)
 3 Los
    Angeles   5,630   6.3%    95.2%     1.6%   (3.3%)   4.2%    (1.0%)
 4 San Francisco
    Bay Area  5,990   5.7%    95.1%     0.4%   (3.1%)   2.5%    (1.5%)
 5 DC Suburban
    Virginia  5,182   5.2%    93.7%     0.2%   (5.2%)   3.0%    (1.5%)
 6 Atlanta   10,772   4.9%    94.3%     1.3%   (4.7%)   6.6%    (0.5%)
 7 Phoenix    8,740   4.7%    94.8%     3.6%   (8.5%)  12.6%     0.1%
 8 Seattle/
    Tacoma    7,153   4.4%    93.6%     0.5%   (6.2%)   5.7%    (1.9%)
 9 Orlando    6,314   3.9%    94.7%     1.0%   (6.6%)   6.0%    (1.7%)
10 New York Metro
    Area      2,871   3.7%    95.7%     0.9%   (3.3%)   3.4%    (0.7%)
11 San Diego  3,486   3.7%    96.4%     2.0%    0.7%    2.7%     0.5%
12 New England
   (excl
    Boston)   6,101   3.6%    91.8%    (1.4%)  (0.1%)  (2.5%)   (2.2%)
13 Denver     6,804   3.5%    94.0%    (0.3%)  (6.1%)   3.4%    (1.4%)
14 Dallas/
    Ft Worth  8,152   3.3%    93.9%     0.7%   (4.0%)   6.3%    (0.9%)
15 Inland Empire,
    CA        3,504   3.2%    93.1%     0.9%   (7.2%)   5.3%    (1.4%)
16 Orange Co  3,013   3.2%    95.8%     2.6%   (2.7%)   5.3%     0.1%
17 DC Suburban
    Maryland  4,739   3.0%    91.5%    (1.2%)  (2.4%)  (0.4%)   (1.9%)
18 Houston    5,282   2.3%    95.4%     3.1%   (6.4%)  14.6%     0.6%
19 Minn/
    St Paul   3,826   2.3%    93.5%     1.6%   (4.4%)   6.3%    (1.5%)
20 Tampa/
    Ft Myers  3,976   1.9%    94.4%     1.7%   (2.5%)   5.3%    (0.8%)
            ----------------------------------------------------------
   Top 20
    Markets 116,735  82.1%    94.4%     1.4%   (3.8%)  5.0%   (0.8%)

   All Other
    Markets  46,461  17.9%    93.0%     0.9%   (4.8%)  6.3%   (0.9%)
            ----------------------------------------------------------
      Total 163,196 100.0%    94.0%     1.3%   (4.0%)  5.2%   (0.8%)
            ==========================================================

(a) Includes the same units as Fourth Quarter 2005 vs. Fourth Quarter 2004 Same Store results for comparability purposes.



                   Portfolio as of December 31, 2005

                           Properties   Units
                           ---------- ----------

Wholly Owned Properties          834    175,501
Partially Owned Properties
 (Consolidated)                   35      6,004
Unconsolidated Properties         57     15,899
                           ---------- ----------
                                 926    197,404



                      Portfolio Rollforward 2005

                           Properties   Units    $ Millions  Cap Rate
                           ---------- ---------- ---------- ----------

               12/31/2004        939    200,149
Acquisitions:
     Rental Properties            41     12,059   $2,535.7        5.1%
     Land Parcels                  -          -     $138.3
Dispositions:
     Rental Properties (1)       (50)   (12,848) $(1,351.6)       5.0%
     Condominium Units            (6)    (2,241)   $(593.3)
     Land Parcels                  -          -    $(108.3)
Completed Developments             2        405
Unit Configuration Changes         -       (120)
                           ---------- ----------
               12/31/2005        926    197,404



                     Portfolio Rollforward Q4 2005

                           Properties   Units    $ Millions  Cap Rate
                           ---------- ---------- ---------- ----------

                9/30/2005        922    195,575
Acquisitions:
     Rental Properties            15      4,891   $1,389.9        4.7%
     Land Parcels                  -          -      $91.6
Dispositions:
     Rental Properties           (11)    (2,636)   $(274.6)       5.2%
     Condominium Units            (1)      (652)   $(165.2)
     Land Parcels                  -          -     $(72.0)
Completed Developments             1        264
Unit Configuration Changes         -        (38)
                           ---------- ----------
               12/31/2005        926    197,404

(1) Cap rate was 5.5% excluding the sale of Water Terrace.



                           Portfolio Summary
                        As of December 31, 2005

                                                  % of      % of 2006
                        Properties    Units       Total     Stabilized
                           Total      Totals      Units         NOI
        Market         ----------- ----------- ----------- -----------

 1  New York Metro Area        17       5,245         2.7         7.4
 2  South Florida              47      10,380         5.3         6.2
 3  Los Angeles                31       6,479         3.3         6.1
 4  DC Northern Virginia       19       6,806         3.4         5.9
 5  Seattle/Tacoma             44      10,451         5.3         5.6
 6  Boston                     35       6,831         3.5         5.4
 7  Atlanta                    62      13,032         6.6         4.9
 8  San Francisco Bay Area     26       6,249         3.2         4.6
 9  Phoenix                    36      10,381         5.3         4.6
10  Orlando                    35       7,906         4.0         4.4
11  Denver                     28       8,899         4.5         4.0
12  San Diego                  11       3,486         1.8         3.3
13  Inland Empire CA           14       4,355         2.2         3.3
14  Dallas/Ft Worth            33       9,769         4.9         3.2
15  DC Suburban Maryland       25       5,559         2.8         3.1
16  New England
    (excl Boston)              43       6,009         3.0         3.0
17  Orange County               8       3,013         1.5         2.8
18  Jacksonville               23       4,915         2.5         2.2
19  Houston                    17       5,282         2.7         2.0
20  Minneapolis/St Paul        18       3,982         2.0         1.9
                       ----------- ----------- ----------- -----------

    Top 20 Total              572     139,029        70.5        83.9

21  Tampa/Ft Myers             27       4,694         2.3         1.7
22  Portland OR                12       4,153         2.1         1.7
23  Chicago                     8       2,937         1.5         1.4
24  Raleigh/Durham             16       4,100         2.1         1.4
25  Austin                     12       3,671         1.8         1.2
26  Southeastern Michigan      20       2,593         1.3         1.0
27  Nashville                  11       2,729         1.4         1.0
28  Charlotte                  11       3,391         1.7         0.9
29  Central Valley CA          10       1,595         0.8         0.5
30  Other EQR                  21       5,494         2.8         1.4
31  Other Lexford             188      17,096         8.7         3.9
                       ----------- ----------- ----------- -----------

    Total                     908     191,482        97.0       100.0

    Condominium Conversion     17       2,229         1.1         0.0
    Military Housing            1       3,693         1.9         0.0
                       ----------- ----------- ----------- -----------

    Grand Total               926     197,404       100.0       100.0
                       =========== =========== =========== ===========



                 Debt Summary as of December 31, 2005

                                                         Weighted
                                      $ Millions (1)  Average Rate (1)
                                     ---------------- ----------------

   Secured                                    $3,379             5.63%
   Unsecured                                   4,212             5.89%
                                     ---------------- ----------------
      Total                                   $7,591             5.76%

   Fixed Rate                                 $5,700             6.32%
   Floating Rate                               1,891             3.75%
                                     ---------------- ----------------
      Total                                   $7,591             5.76%

   Above Totals Include:
   ---------------------
   Tax Exempt:
      Fixed                                     $135             4.02%
      Floating                                   629             2.95%
                                     ---------------- ----------------
      Total                                     $764             3.25%

   Unsecured Revolving Credit
    Facilities                                  $769             3.80%

(1) Net of the effect of any derivative instruments.



            Debt Maturity Schedule as of December 31, 2005

                 Year           $ Millions    % of Total
            --------------   -------------- --------------

                     2006 (1)         $774           10.2%
                     2007              389            5.1%
                     2008 (2)        1,175           15.5%
                     2009              862           11.4%
                     2010              264            3.5%
                     2011              805           10.6%
                     2012              537            7.1%
                     2013              568            7.5%
                     2014              505            6.6%
                    2015+            1,712           22.5%
                             -------------- --------------
                     Total          $7,591          100.0%

    (1) Includes $150.0 million of 7.57% unsecured debt with a final maturity of 2026 that is putable in 2006. Also includes $215.0 million outstanding on the Company's short-term $600.0 million unsecured revolving credit facility. This facility was terminated on January 20, 2006 in conjunction with the Company's $400.0 million unsecured note issuance which closed on January 19, 2006.

    (2) Includes $554.0 million outstanding on the Company's long-term unsecured revolving credit facility, which matures on May 29, 2008.



               Selected Unsecured Public Debt Covenants

                                             December 31, December 31,
                                                2005         2004
                                             ------------ ------------

 Total Debt to Adjusted Total Assets (not to
  exceed 60%)                                       44.9%        42.5%


 Secured Debt to Adjusted Total Assets (not
  to exceed 40%)                                    20.0%        20.8%


 Consolidated Income Available For Debt
  Service To Maximum Annual Service Charges
  (must be at least 1.5 to 1)                       2.84         2.97


 Total Unsecured Assets to Unsecured Debt
  (must be at least 150%)                          261.4%       278.1%


These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP. The terms are defined in the original indenture.



              Capital Structure as of December 31, 2005
    (Amounts in thousands except for share and per share amounts)

     Secured Debt                                $3,379,289   45%
     Unsecured Debt                               3,442,784   45%
     Lines of Credit                                769,000   10%
                                                ------------ ----
Total Debt                                        7,591,073  100%  37%

     Common Shares            289,536,344   93%
     OP Units                  20,424,245    7%
                              ------------ ----
Total Shares and OP Units     309,960,589  100%
Common Share Equivalents
 (see below)                    1,650,760
                              ------------
Total outstanding at
 quarter-end                  311,611,349
Common Share Price at
 December 31, 2005                 $39.12
                              ------------
                                                 12,190,236   96%
Perpetual Preferred Equity
 (see below)                                        515,500    4%
                                                ------------ ----
Total Equity                                     12,705,736  100%  63%

Total Market Capitalization                     $20,296,809       100%



         Convertible Preferred Equity as of December 31, 2005
    (Amounts in thousands except for share and per share amounts)

                                                             Annual
                                                            Dividend
                     Redemption  Outstanding  Liquidation   Rate Per
    Series              Date    Shares/Units    Value     Share/Unit
----------------- ------------- ------------ ------------ ------------
Preferred Shares:
  7.00%  Series E      11/1/98      529,096      $13,228        $1.75
  7.00%  Series H      6/30/98       34,734          868         1.75
Preference Interests:
  7.625%  Series H     3/23/06      190,000        9,500       3.8125
  7.625%  Series I     6/22/06      270,000       13,500       3.8125
  7.625%  Series J    12/14/06      230,000       11,500       3.8125
Junior Preference
 Units:
  8.00%  Series B      7/29/09        7,367          184         2.00
                                ------------ ------------
Total Convertible
 Preferred Equity                 1,261,197      $48,780


                      Annual      Weighted                   Common
                     Dividend     Average     Conversion      Share
    Series            Amount        Rate        Ratio      Equivalents
----------------- ------------- ------------ ------------ ------------
Preferred Shares:
  7.00%  Series E         $926                    1.1128      588,778
  7.00%  Series H           61                    1.4480       50,295
Preference Interests:
  7.625%  Series H         724                    1.5108      287,052
  7.625%  Series I       1,029                    1.4542      392,634
  7.625%  Series J         877                    1.4108      324,484
Junior Preference
 Units:
  8.00%  Series B           15                  1.020408        7,517
                   ------------                           ------------
Total Convertible
 Preferred Equity       $3,632         7.44%                1,650,760



          Perpetual Preferred Equity as of December 31, 2005
    (Amounts in thousands except for share and per share amounts)

                                 Redemption  Outstanding  Liquidation
    Series                          Date     Shares/Units    Value
------------------------------ ------------- ------------ ------------
Preferred Shares:
  9 1/8%  Series C                   9/9/06      460,000     $115,000
  8.60%  Series D                   7/15/07      700,000      175,000
  8.29%  Series K                  12/10/26    1,000,000       50,000
  6.48%  Series N                   6/19/08      600,000      150,000
Preference Interests:
  7.875%  Series G                  3/21/06      510,000       25,500
                                             ------------ ------------
Total Perpetual Preferred Equity               3,270,000     $515,500


                                   Annual
                                  Dividend      Annual     Weighted
                                   Rate Per    Dividend    Average
    Series                       Share/Unit     Amount       Rate
------------------------------ ------------- ------------ ------------
Preferred Shares:
  9 1/8%  Series C                $22.81252      $10,494
  8.60%  Series D                     21.50       15,050
  8.29%  Series K                     4.145        4,145
  6.48%  Series N                     16.20        9,720
Preference Interests:
  7.875%  Series G                   3.9375        2,008
                                             ------------
Total Perpetual Preferred Equity                 $41,417         8.03%



        Common Share and Operating Partnership Unit (OP Unit)
                 Weighted Average Amounts Outstanding

                        2005         2004       4Q05         4Q04
                   ------------ ------------ ------------ ------------

Weighted Average
 Amounts Outstanding
 for Net Income
 Purposes:
   Common Shares -
    basic          285,760,114  279,744,163  287,032,842  282,329,423
   Shares issuable
    from assumed
    conversion/
    vesting of:
      - OP Units    20,819,217   20,939,266   20,758,907   20,601,420
      - share
        options/
        restricted
        shares       4,205,901    3,188,048    4,616,552    3,909,787
                   ------------ ------------ ------------ ------------
Total Common Shares
 and OP Units -
 diluted           310,785,232  303,871,477  312,408,301  306,840,630

Weighted Average
 Amounts Outstanding
 for FFO Purposes:
   OP Units -
    basic           20,819,217   20,939,266   20,758,907   20,601,420
   Common Shares -
    basic          285,760,114  279,744,163  287,032,842  282,329,423
                   ------------ ------------ ------------ ------------
   Total Common Shares
    and OP Units -
    basic          306,579,331  300,683,429  307,791,749  302,930,843
   Shares issuable
    from assumed
    conversion/vesting
    of:
      - convertible
        preferred
        shares/units   767,878    2,203,785      662,414    1,476,195
      - share
        options/
        restricted
        shares       4,205,901    3,188,048    4,616,552    3,909,787
                   ------------ ------------ ------------ ------------
   Total Common Shares
    and OP Units -
    diluted        311,553,110  306,075,262  313,070,715  308,316,825

Period Ending
 Amounts
 Outstanding:
   OP Units         20,424,245
   Common Shares   289,536,344
                   ------------
   Total Common
    Shares and
    OP Units      309,960,589



           Unconsolidated Entities as of December 31, 2005
      (Amounts in thousands except for project and unit amounts)

                          Institutional
                              Joint       Lexford /
                             Ventures       Other        Totals
                          ------------- ------------- -------------

Total projects                      45            11            56 (1)
                          ------------- ------------- -------------

Total units                     10,846         1,360        12,206 (1)
                          ------------- ------------- -------------

Company's ownership
 percentage                       25.0%         11.0%

Company's share of
 outstanding debt (2)         $121,200        $2,602      $123,802
                          ------------- ------------- -------------


Operating information
 for the year ended
 12/31/05 (at 100%):
   Operating revenue           $94,025        $8,700      $102,725
   Operating expenses           42,273         4,607        46,880
                          ------------- ------------- -------------
   Net operating income         51,752         4,093        55,845
   Depreciation                 21,901         1,856        23,757
   Other                           437             2           439
                          ------------- ------------- -------------
   Operating income             29,414         2,235        31,649
   Interest and other
    income                         414            41           455
   Interest:
     Expense incurred,
      net                      (37,443)       (2,020)      (39,463)
     Amortization of
      deferred
      financing costs             (617)         (178)         (795)
                          ------------- ------------- -------------
   Net (loss) income           $(8,232)          $78       $(8,154)
                          ============= ============= =============

(1) Totals exclude Fort Lewis Military Housing consisting of one property and 3,693 units, which is not accounted for under the equity method of accounting, but is included in the Company's property/unit counts at December 31, 2005.

(2) All debt is non-recourse to the Company.



      Consolidated Development Projects as of December 31, 2005
      (Amounts in thousands except for project and unit amounts)

                                                            Total Book
                                                   Total      Value To
                                        No. of    Capital      Date
Projects      Location                  Units     Cost (1)    (1)(2)
----------------------------------------------------------------------

Projects Under
 Development
--------------
2400 M St     Washington, D.C.              359   $111,947   $104,336
Union Station Los Angeles, CA               278     62,030     46,343
Bella Vista   Woodland Hills, CA
 III (3)                                    264     71,139     35,315
Vintage       Ontario, CA                   300     52,412     17,105
Highland      Westwood, MA
 Glen II (3)                                102     21,620      1,997
Silver Spring Silver Spring, MD             457    145,224     19,091
                                     ---------------------------------

Total Projects Under Development          1,760    464,372    224,187

Completed Not
 Stabilized:
--------------
Indian Ridge  Waltham, MA                   264     47,032     44,840
                                     ---------------------------------

Total Projects Completed Not
 Stabilized                                 264     47,032     44,840

Completed And
 Stabilized
 During the
 Quarter:
-------------
1210          Washington, D.C.
 Massachusetts
 Ave. (Sovereign
 Park)                                      144     39,702     39,527
                                     ---------------------------------

Total Projects Completed And
 Stabilized During the Quarter              144     39,702     39,527
                                     ---------------------------------


Total Projects                            2,168   $551,106   $308,554
                                     =================================


                                     Percentage  Percentage Percentage
Projects      Location                Completed   Leased      Occupied
----------------------------------------------------------------------

Projects Under
 Development
--------------
2400 M St     Washington, D.C.               97%         -          -
Union Station Los Angeles, CA                73%         -          -
Bella Vista   Woodland Hills, CA
 III (3)                                     26%         -          -
Vintage       Ontario, CA                     9%         -          -
Highland      Westwood, MA
Glen II (3)                                   1%         -          -
Silver Spring Silver Spring, MD               1%         -          -

Total Projects Under Development

Completed Not
 Stabilized:
--------------
Indian Ridge  Waltham, MA                   100%        78%        72%

Total Projects Completed Not
 Stabilized

Completed And Stabilized During the
 Quarter:
-----------------------------------
1210          Washington, D.C.
 Massachusetts
 Ave. (Sovereign
 Park)                                      100%        93%        92%


NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS
                                            Total Capital     Q4 2005
                                               Cost (1)          NOI

Projects Under Development                    $464,372            $(5)
Completed Not Stabilized                        47,032            375
Completed And Stabilized During the
 Quarter                                        39,702            566
   Total Development/Newly Stabilized
    NOI Contribution                          $551,106           $936


                                       Estimated        Estimated
Projects      Location             Completion Date  Stabilization Date
----------------------------------------------------------------------

Projects Under
 Development
--------------
2400 M St     Washington, D.C.                 2Q 2006         3Q 2007
Union Station Los Angeles, CA                  2Q 2006         4Q 2006
Bella Vista   Woodland Hills, CA               4Q 2006         3Q 2007
 III (3)
Vintage       Ontario, CA                      1Q 2007         4Q 2007
Highland      Westwood, MA                     1Q 2007         4Q 2007
Glen II (3)
Silver Spring Silver Spring, MD                1Q 2008         4Q 2009

Total Projects Under Development

Completed Not
 Stabilized:
--------------
Indian Ridge  Waltham, MA                    Completed         3Q 2006

Total Projects Completed Not
 Stabilized

Completed And Stabilized During the
 Quarter:
-----------------------------------
1210          Washington, D.C.               Completed      Stabilized
 Massachusetts
 Ave. (Sovereign
 Park)


(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all completed projects.

(2) Of the total book value to date, $83.8 million has been transferred to land and depreciable property and $224.8 million is currently reflected as construction in progress ("CIP"). The remaining $180.5 million of CIP represents land held for future development and related costs and land and related development costs for uncompleted condominium projects. Of the $242.6 million remaining to be invested, $55.5 million will be funded through third party construction mortgages.

(3) Projects are wholly owned.  All others are partially owned.



 Consolidated Condominium Conversion Projects as of December 31, 2005
      (Amounts in thousands except for project and unit amounts)

                                                     Units
                                         -----------------------------
                                                       Available for
                                                            Sale
                                                      ----------------
                                  Estimated
                         Project  Close                   Sold
                         Start    Out            Units     Not  Avail-
 Projects    Location    Date(1)  Date    Total  Closed  Closed  able
----------------------------------------------------------------------

For Sale
--------
Four Lakes   Lisle, IL   Q4 2001 Q1 2006   942    896     16       30
Venetian I   Phoenix, AZ Q1 2004 Q1 2006
 & II                                      264    263      1        -
Atlas (2)    Washington, Q4 2004 Q1 2006
              DC                           141    135      3        3
Grand        Plantation, Q4 2004 Q1 2006
 Marquis      FL                           198    182     16        -
Tuscany      Scottsdale, Q4 2004 Q1 2006
 Villas       AZ                           180    178      2        -
Fairway      Pembroke    Q1 2005 Q2 2006
 Greens       Pines, FL                    152    103     41        8
Magnuson     Seattle, WA Q1 2005 Q4 2006
 Pointe                                    105     35     15       55
Timber Ridge Woodin-     Q1 2005 Q1 2007
             ville, WA                     203     28     21      154
Milano       Scottsdale, Q2 2005 Q4 2006
 Terrace      AZ                           224     10     86      128
Braewood     Bothell, WA Q2 2005 Q4 2006    84      -      -       84
Fifth Avenue Seattle, WA Q2 2005 Q4 2006
 North                                      62      -      -       62
South Palm   Tamarac, FL Q2 2005 Q1 2007
 Place                                     208      -      -      208
Parkside     Seattle, WA Q4 2005 Q4 2006    44      -      -       44
Chantecleer  Naperville, Q4 2005 Q4 2007
 Lakes        IL                           304      -      -      304
Oaks at      Falls       Q4 2005 Q2 2007
 Falls        Church, VA
 Church                                    176      -      -      176
Bella Vista  Phoenix, AZ Q4 2005 Q2 2007   248      -      -      248
Regency Park Centre-     Q4 2005 Q3 2007
              ville, VA                    252      -      -      252
Alameda      Scottsdale, Q4 2005 Q3 2007
 Ranch        AZ                           272      -      -      272
                                         -----------------------------

                                         4,059  1,830    201    2,028

Closed Out
----------
Country Club Mill Creek, Q1 2004 Q2 2005
 Estates      WA                           151    151      -        -
Grand Oasis  Coral       Q2 2004 Q2 2005
              Springs,
              FL                           198    198      -        -
Sterling     Bellevue,   Q2 2004 Q2 2005
 Heights      WA                           116    116      -        -
Verona       Scottsdale, Q2 2004 Q2 2005
              AZ                           108    108      -        -
Radius at    Washington, Q2 2004 Q3 2005
 Logan        DC
 Circle (2)                                170    170      -        -
Riviera      Coconut     Q2 2005 Q3 2005
 Palms (3)    Creek, FL                    248    248      -        -
Watermarke   Irvine, CA  Q3 2004 Q4 2005
 (2)                                       535    535      -        -
Projects closed out prior to 2005          388    388      -        -
                                         -----------------------------

                                         1,914  1,914      -        -

Totals                                25 5,973  3,744    201    2,028
                                         =============================


                                               2005 YTD Activity
                                         -----------------------------
                                 Estimated
                        Project   Close                       FFO
                        Start      Out     Units   Sales   Incremental
Projects    Location    Date(1)   Date     Closed   Price Gain on Sale
----------------------------------------------------------------------

For Sale
--------
Four Lakes   Lisle, IL   Q4 2001 Q1 2006    249 $ 37,834 $      4,646
Venetian I   Phoenix, AZ Q1 2004 Q1 2006
 & II                                       170   33,261        9,368
Atlas (2)    Washington, Q4 2004 Q1 2006
              DC                            135   76,244        7,371
Grand        Plantation, Q4 2004 Q1 2006
 Marquis      FL                            182   32,375       10,045
Tuscany      Scottsdale, Q4 2004 Q1 2006
 Villas       AZ                            178   30,618       10,093
Fairway      Pembroke    Q1 2005 Q2 2006
 Greens       Pines, FL                     103   20,630        5,845
Magnuson     Seattle, WA Q1 2005 Q4 2006
 Pointe                                      35    7,794        1,688
Timber Ridge Woodinville,Q1 2005 Q1 2007
              WA                             28    3,915          869
Milano       Scottsdale, Q2 2005 Q4 2006
 Terrace      AZ                             10    2,157          681
Braewood     Bothell, WA Q2 2005 Q4 2006      -        -            -
Fifth Avenue Seattle, WA Q2 2005 Q4 2006
 North                                        -        -            -
South Palm   Tamarac, FL Q2 2005 Q1 2007
 Place                                        -        -            -
Parkside     Seattle, WA Q4 2005 Q4 2006      -        -            -
Chantecleer  Naperville, Q4 2005 Q4 2007
 Lakes        IL                              -        -            -
Oaks at      Falls       Q4 2005 Q2 2007
 Falls        Church, VA                      -        -            -
 Church
Bella Vista  Phoenix, AZ Q4 2005 Q2 2007      -        -            -
Regency Park Centreville,Q4 2005 Q3 2007
              VA                              -        -            -
Alameda      Scottsdale, Q4 2005 Q3 2007
 Ranch        AZ                              -        -            -
                                         -----------------------------

                                          1,090  244,828       50,606

Closed Out
----------
Country Club Mill Creek, Q1 2004 Q2 2005
 Estates      WA                             86   14,883        2,834
Grand Oasis  Coral       Q2 2004 Q2 2005
              Springs, FL                    89   12,875        3,418
Sterling     Bellevue,   Q2 2004 Q2 2005
 Heights      WA                             76   16,083        2,992
Verona       Scottsdale, Q2 2004 Q2 2005
              AZ                            108   16,092        3,314
Radius at    Washington, Q2 2004 Q3 2005
 Logan        DC
 Circle (2)                                  54   21,837        3,815
Riviera      Coconut     Q2 2005 Q3 2005
 Palms (3)    Creek, FL                     248   45,880        4,560
Watermarke   Irvine, CA  Q3 2004 Q4 2005
 (2)                                        490  220,827       29,048
Projects closed out prior
 to 2005                                      -        -         (226)
                                         -----------------------------

                                          1,151  348,477       49,755

Totals                                25  2,241 $593,305 $    100,361
                                         =============================


Gross incremental gain on sales of
 condominium units                                       $    100,361
Provision for income
 taxes                                                         (8,750)
                                                          ------------
Net incremental gain on sales of
 condominium units                                             91,611
Property management and general and
 administrative expenses                                       (3,125)
Discontinued operating
 income                                                           839
                                                          ------------

Net Income - Condominium
 Division (4)                                            $     89,325
                                                          ============



                                                    4Q 2005
                                         -----------------------------

                                 Estimated
                        Project   Close                        FFO
                        Start      Out     Units   Sales   Incremental
Projects    Location    Date(1)   Date     Closed  Price  Gain on Sale
----------------------------------------------------------------------

For Sale
------------
Four Lakes   Lisle, IL   Q4 2001 Q1 2006     83 $ 12,841 $        755
Venetian I   Phoenix, AZ Q1 2004 Q1 2006
 & II                                        45    8,771        2,489
Atlas (2)    Washington, Q4 2004 Q1 2006
              DC                             29   16,113        1,513
Grand        Plantation, Q4 2004 Q1 2006
 Marquis      FL                            111   20,098        6,230
Tuscany      Scottsdale, Q4 2004 Q1 2006
 Villas       AZ                             99   17,572        5,908
Fairway      Pembroke    Q1 2005 Q2 2006
 Greens       Pines, FL                     103   20,630        5,845
Magnuson     Seattle, WA Q1 2005 Q4 2006
 Pointe                                      35    7,794        1,688
Timber Ridge Woodin-     Q1 2005 Q1 2007
             ville, WA                       28    3,915          869
Milano       Scottsdale, Q2 2005 Q4 2006
 Terrace      AZ                             10    2,157          681
Braewood     Bothell, WA Q2 2005 Q4 2006      -        -            -
Fifth Avenue Seattle, WA Q2 2005 Q4 2006
 North                                        -        -            -
South Palm   Tamarac, FL Q2 2005 Q1 2007
 Place                                        -        -            -
Parkside     Seattle, WA Q4 2005 Q4 2006      -        -            -
Chantecleer  Naperville, Q4 2005 Q4 2007
 Lakes        IL                              -        -            -
Oaks at      Falls       Q4 2005 Q2 2007
 Falls        Church, VA
 Church                                       -        -            -
Bella Vista  Phoenix, AZ Q4 2005 Q2 2007      -        -            -
Regency Park Centre-     Q4 2005 Q3 2007
             ville, VA                        -        -            -
Alameda      Scottsdale, Q4 2005 Q3 2007
 Ranch        AZ                              -        -            -
                                         -----------------------------

                                            543  109,891       25,978

Closed Out
------------
Country Club Mill Creek, Q1 2004 Q2 2005
 Estates      WA                              -        -          (16)
Grand Oasis  Coral       Q2 2004 Q2 2005
              Springs,
              FL                              -        -          (12)
Sterling     Bellevue,   Q2 2004 Q2 2005                            1`
 Heights      WA                              -        -
Verona       Scottsdale, Q2 2004 Q2 2005
              AZ                              -        -            -
Radius at    Washington, Q2 2004 Q3 2005
 Logan        DC
 Circle (2)                                   -        -          139
Riviera      Coconut     Q2 2005 Q3 2005
 Palms (3)    Creek, FL                       -        -           (8)
Watermarke   Irvine, CA  Q3 2004 Q4 2005
 (2)                                        109   55,262       11,888
Projects closed out prior to 2005             -        -         (123)
                                         -----------------------------

                                            109   55,262       11,869

Totals                                25    652 $165,153 $     37,847
                                         =============================


Gross incremental gain on sales of
 condominium units                                       $     37,847
Provision for income
 taxes                                                         (2,903)
                                                          ------------
Net incremental gain on sales of
 condominium units                                             34,944
Property management and general and
 administrative expenses                                         (951)
Discontinued operating
 income                                                          (354)
                                                          ------------

Net Income - Condominium
 Division (4)                                            $     33,639
                                                          ============

(1) Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary.
(2) Partially owned projects; incremental gain on sale represents portion attributable to the Company.
(3) Riviera Palms was purchased on May 4, 2005 and was disposed of in its entirety on September 15, 2005
(4) Excludes interest income and interest expense specific to condominium conversion projects.



   Maintenance Expenses and Capitalized Improvements to Real Estate
                 For the Year Ended December 31, 2005
     (Amounts in thousands except for unit and per unit amounts)

                          --------------------------------------------
                                      Maintenance Expenses
                          --------------------------------------------

                  Total             Avg.          Avg.           Avg.
                  Units    Expense  Per  Payroll  Per            Per
                   (1)       (2)    Unit   (3)    Unit  Total    Unit
                --------- -------- ----- ------- ----- ------- -------

Established
 Properties (6)  145,305   $89,615 $617  $80,224 $552 $169,839 $1,169

New Acquisition
 Properties (7)   27,669    15,885  763   11,215  538   27,100  1,301

Other (8)          8,531    14,387        11,367        25,754
                --------- ---------     ---------     ---------

Total            181,505  $119,887      $102,806      $222,693
                ========= =========     =========     =========


                ------------------------------------------------------
                        Capitalized Improvements to Real Estate
                ------------------------------------------------------

                                 Avg.   Building   Avg.          Avg.
                  Replacements   Per  Improvements Per           Per
                       (4)       Unit     (5)      Unit  Total   Unit
                ---------------- ----- ----------- ---- ------- ------

Established
 Properties (6)        $55,508   $382     $89,252 $614 $144,760  $996

New Acquisition
 Properties (7)          5,626    270      19,508  937   25,134 1,207

Other (8)               23,421             39,185        62,606
                ----------------       -----------    ---------

Total                  $84,555           $147,945      $232,500
                ================       ===========    =========


                ----------------------------------
                        Total Expenditures
                ----------------------------------

                                Avg.
                     Grand      Per
                     Total      Unit
                  ----------- --------

Established
 Properties (6)    $314,599   $2,165

New Acquisition
 Properties (7)      52,234    2,508

Other (8)            88,360
                  -----------

Total              $455,193
                  ===========

(1)  Total units exclude 15,899 unconsolidated units.

(2) Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3) Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4) Replacements include new expenditures inside the units such as carpets, appliances, mechanical equipment, fixtures and vinyl flooring.

(5) Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)  Wholly Owned Properties acquired prior to January 1, 2003.

(7) Wholly Owned Properties acquired during 2003, 2004 and 2005. Per unit amounts are based on a weighted average of 20,828 units.

(8) Includes properties either Partially Owned or sold during the period, commercial space, condominium conversions and $6.8 million included in building improvements spent on nine specific assets related to major renovations and repositioning of these assets.



                       Discontinued Operations
                        (Amounts in thousands)

                                   Year Ended        Quarter Ended
                                  December 31,         December 31,
                               ------------------- -------------------
                                  2005      2004      2005      2004
                               --------- --------- --------- ---------

REVENUES
Rental income                   $94,121  $199,587    $8,422   $43,470
                               --------- --------- --------- ---------
     Total revenues              94,121   199,587     8,422    43,470
                               --------- --------- --------- ---------

EXPENSES (1)
Property and maintenance         38,373    70,782     5,987    14,918
Real estate taxes and insurance  13,348    24,284     1,359     5,497
Property management                 389       629        51       209
Depreciation                     20,818    51,209     1,055    11,377
General and administrative          361       341       (93)      341
                               --------- --------- --------- ---------
     Total expenses              73,289   147,245     8,359    32,342
                               --------- --------- --------- ---------

Discontinued operating income    20,832    52,342        63    11,128

Interest and other income         1,293       184       576        41
Interest (2):
     Expense incurred, net       (9,853)  (15,200)      (20)   (4,360)
     Amortization of deferred
      financing costs              (596)   (1,219)        -      (342)
                               --------- --------- --------- ---------
Discontinued operations, net    $11,676   $36,107      $619    $6,467
                               ========= ========= ========= =========

(1) Includes expenses paid in the current period for properties sold in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold.



    As a result of the Securities and Exchange Commission's Regulation FD, the Company will provide earnings guidance in its quarterly earnings release. These projections are based on current expectations and are forward-looking.

              2006 Earnings Guidance (per share diluted)
              ------------------------------------------

                                         Q1 2006           2006
                                         -------           ----

Expected EPS (1)                      $0.62 to $0.67   $2.73 to $2.93
Add:  Expected depreciation expense        0.43             1.71
Less: Expected net gain on sales (1)      (0.54)           (2.14)
                                     ---------------- ----------------
Expected FFO (2)                      $0.51 to $0.56   $2.30 to $2.50
                                     ================ ================



              Same-Store Assumptions
              ----------------------
                                            2006
                                            ----

Physical occupancy                          94.5%

Revenue change                        4.75% to 5.75%

Expense change                        4.25% to 5.25%

NOI change                            4.50% to 6.50%

Acquisitions                           $1.5 billion

Dispositions                           $1.5 billion


(1) Earnings per share ("EPS") represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

(2) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Expected FFO is calculated on a basis consistent with actual FFO.



     CONTACT: Equity Residential
              Marty McKenna, 312-928-1901